Exhibit 99.1

FORM 51-102F3

MATERIAL CHANGE REPORT

Item 1	Name and Address of Company

Digi Power X Inc.

218 NW 24th Street, 2nd Floor

Miami, Florida, 33127

Item 2	Date of Material Change

February 20, 2026

Item 3	News Release

The press release attached as Schedule “A” was released on February 20, 2026 through an approved Canadian newswire service.

Item 4	Summary of Material Change

The material change is described in the press release attached as Schedule “A”.

Item 5	Full Description of Material Change

The material change is described in the press release attached as Schedule “A”.

Item 6	Reliance of subsection 7.1(2) of National Instrument 51-102

Not applicable.

Item 7	Omitted Information

Not applicable.

Item 8	Executive Officer

Inquiries in respect of the material change referred to herein may be made to:

Michel Amar, Chief Executive Officer

T: 1-818-280-9758

E: michel@digihostblockchain.com

Item 9	Date of Report

February 20, 2026

SCHEDULE “A”

Digipower X Announces Closing of Settlement

This news release constitutes a “designated news release” for the purposes of the Company’s amended and restated prospectus supplement dated November 18, 2025, to its short form base shelf prospectus dated May 15, 2025.

Miami, FL – February 20, 2026 – Digi Power X Inc. (“Digipower X” or the “Company”) (Nasdaq: DGXX / TSXV: DGX), a vertically integrated AI infrastructure company focused on the deployment of Tier-3 modular data centers powered by owned and controlled energy assets, announces that its settlement, previously announced on January 9, 2026 (the “Settlement”), has closed. The Settlement received final approval by the TSX Venture Exchange on February 17, 2026. In connection with the Settlement, the Company issued a warrant exercisable for up to an aggregate of 269,231 of the Company’s subordinate voting shares at a price of US$2.85 per share for a period of five years from the date of issuance.

Stock Option Grant

The Company also announces the grant of a total of 200,000 stock options (the “Stock Options”) to certain directors of the Company in accordance with the Company’s stock option plan (the “Plan”). A total of 100,000 Stock Options are exercisable into subordinate voting shares of the Company at a price of US$2.60 per share and 100,000 Stock Options are exercisable into subordinate voting shares of the Company at a price of US$6.00 per share, with an expiry of January 30, 2031. The Stock Options vest fully on the date of grant and are subject to the terms and conditions of the Plan and the policies of the TSX Venture Exchange.

About Digipower X

Digipower X is an innovative energy infrastructure company that develops Tier III-certified modular AI data centers and drives the expansion of sustainable energy assets.

For further information, please contact:

Michel Amar, Chief Executive Officer

Digi Power X Inc.

www.digipowerx.com

Investor Relations

T: 888-474-9222

Email: IR@digihostpower.com

Cautionary Statement

Trading in the securities of the Company should be considered highly speculative. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein. Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Forward-Looking Statements

Except for the statements of historical fact, this news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) that are based on expectations, estimates and projections as at the date of this news release and are covered by safe harbors under Canadian and United States securities laws. Forward-looking information in this news release includes information about the Company’s expectations concerning the potential contributions by our new advisor to the Company’s strategic efforts, the potential further improvements to profitability and efficiency across the Company’s operations, including, as a result of the Company’s expansion efforts, potential for the Company’s long-term growth and clean energy strategy, and the business goals and objectives of the Company. Factors that could cause actual results to differ materially from those described in such forward-looking information include, but are not limited to: delivery of equipment and implementation of systems may not occur on the timelines anticipated by the Company or at all; future capital needs and uncertainty of additional financing; share dilution resulting from equity issuances; risks relating to the strategy of maintaining and increasing Bitcoin holdings and the impact of depreciating Bitcoin prices on working capital; statements regarding the timing, scale and expansion of AI and high-performance computing infrastructure; changes in demand for AI and high-performance computing; future data center capacity may not be realized at the level anticipated by the Company, or at all; development of additional facilities and installation of infrastructure to expand operations may not be completed on the timelines anticipated by the Company, or at all; ability to access additional power from the local power grid; the Company may not be able to profitably liquidate its current digital currency inventory, or at all; a decline in digital currency prices may have a significant negative impact on the Company’s operations; the volatility of digital currency prices; and other related risks as more fully set out in the Annual Information Form of the Company and other documents disclosed under the Company’s filings at www.sedarplus.ca and www.SEC.gov/EDGAR. The forward-looking information in this news release reflects the current expectations, assumptions and/or beliefs of the Company based on information currently available to the Company. In connection with the forward-looking information contained in this news release, the Company has made assumptions about, among other things, profitable use of the Company’s assets going forward; the demand for data center capacity for AI and high-performance computing; and there will be no regulation or law that will prevent the Company from operating its business. The Company has also assumed that no significant events occur outside of the Company's normal course of business. Although the Company believes that the assumptions inherent in the forward-looking information are reasonable, forward-looking information is not a guarantee of future performance and accordingly undue reliance should not be put on such information due to the inherent uncertainties therein. The Company undertakes no obligation to revise or update any forward-looking information other than as required by applicable law.

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